NEWS RELEASE

For Immediate Release
November 3, 2008

NOTICE OF TELECONFERENCE CALL

Canwest Global Communications Corp.
Fiscal 2008 Fourth Quarter Results

Canwest Limited Partnership
Fiscal 2008 Fourth Quarter Results

Friday, November 14, 2008 – 10:00 a.m. EASTERN TIME

Winnipeg, MB – You are invited to participate in a teleconference call to review Canwest Global Communications Corp.’s financial results for the fourth quarter and 2008 fiscal year.

Canwest’s President and Chief Executive Officer, Leonard Asper will be joined by John Maguire, Chief Financial Officer and other Canwest executives.  Formal remarks will be followed by a question and answer session.

A news release will also be issued on November 14, 2008.  If you have not received the release prior to the start of the teleconference call, please call our office and a copy will be faxed/emailed to you.  The news release will also be available at www.canwest.com

Bondholders of the Limited Partnership are also invited to participate in the teleconference call of Canwest Global Communications Corp., to review fourth quarter and 2008 fiscal financial results.

The financial statements of Canwest Limited Partnership will be available in advance of the call at www.canwest.com

If you wish to participate in the conference call, please note the call-in numbers that follow. All interested participants will need this number to access the teleconference.

Media are reminded they may participate in a listen-only mode.

CONFERENCE CALL-IN NUMBER:  416-644-3424 or 800-594-3615

REPLAY PHONE NUMBER:  416-640-1917 or 877-289-8525

Enter Reservation :  21287213 followed by the pound sign
(Replay is accessible for 10 days)

Audio Stream Webcast and PowerPoint Presentation will also be available at
www.canwest.com

For further information:

Media Contact:

John Douglas
Vice President, Public Affairs
Tel: (204) 953-7737
jdouglas@canwest.com

Investor Contact:

Hugh Harley
Director, Investor Relations
Tel: (204) 953-7731
hharley@canwest.com